CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors of Jackson National Life Insurance Company and Contract Owners of JNLNY Separate Account II:

We consent to the use of our reports on the consolidated financial statements of Jackson National Life Insurance Company dated March 5, 2008, and on the financial statements of JNLNY Separate Account II, dated February 25, 2008, included herein by reference in the Post-Effective Amendment to Form N-4 of JNLNY Separate Account II.

s/ KPMG LLP

Chicago, Illinois
October 6, 2008